Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Ashlee Miller
404-724-2517
amiller@jacksonspalding.com

Allied Security Holdings LLC Appoints John Anderson Fry and Ray Wirta
to its Board of Managers

KING OF PRUSSIA, Pa., Sept. 12, 2005 – Allied Security Holdings LLC has appointed two new members to its board of managers, John A. Fry and Ray Wirta.

The two join a group of eight other members who oversee the strategic direction for AlliedBarton Security Services, the largest American-owned security officer services company in the United States.

Fry currently serves as President of Franklin & Marshall College, a position he has held since 2002. Prior to joining Franklin & Marshall, Fry was the Executive Vice President of the University of Pennsylvania where he was responsible for all matters related to finance, investments, human resources, facilities and real estate, public safety, information systems, corporate relations and audit and compliance. He is a member of the National Collegiate Athletic Association's Division III President's Council and is a Presidential Appointee of the Benjamin Franklin Tercentenary Commission. Fry is a native of Brooklyn, New York and graduated from Lafayette College with a bachelor's degree in American civilization. Fry later earned a master's in business administration from the New York University Stern School of Business.

Wirta previously served as Chief Executive Officer of CB Richard Ellis, the largest real estate services company in the world. During his eight-year tenure with CB Richard Ellis, Wirta guided the company through a major acquisition and subsequent initial public offering in 2004. Prior to joining CB Richard Ellis, Wirta was President of the Koll Company, a diversified real estate company focused on office and industrial construction, development and property management. Wirta graduated from Long Beach State College with a bachelor's degree in economics and later earned a master's in business administration from Golden Gate University.

"We feel very fortunate to welcome Mr. Fry and Mr. Wirta to our board of managers," said William C. Whitmore, President and CEO of AlliedBarton. "Mr. Fry's extensive leadership background and Mr. Wirta's commercial real estate perspective will be invaluable to our board."

In addition to Whitmore, other members of the board of Allied Security Holdings LLC are: Albert J. Berger, Chairman of the board of managers of AlliedBarton; Ronald O. Perelman, Chairman and CEO of MacAndrews & Forbes Holdings Inc.; Floyd I. Clarke, Vice President for Corporate Compliance at MacAndrews & Forbes Holdings Inc.; Donald G. Drapkin, Director and Vice Chairman of MacAndrews & Forbes Holdings Inc.; retired Gen. Jack Keane, President of GSI, LLC; Michael J. Regan, former Vice Chairman and the Chief Administrative Officer of KPMG LLP and Todd J. Slotkin, Executive Vice President and Chief Financial Officer of MacAndrews & Forbes Holdings Inc.

AlliedBarton Security Services is the largest American-owned security officer services company in the United States. AlliedBarton has more than 38,000 employees in 60 offices serving more than 2,000 customers coast to coast, including more than 100 Fortune 500 companies. Established in 1957, AlliedBarton has developed enhanced expertise in a number of markets, including commercial real estate, higher education, healthcare, residential communities, manufacturing and distribution, financial institutions, shopping centers and other commercial facilities.

Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about plans, strategies, beliefs and expectations of Allied Security Holdings LLC and its subsidiaries (together, the "Company"), are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made, and, except for the Company's ongoing obligations under U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Such forward-looking statements include, without limitation, the Company's expectations and estimates about future events. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the Securities and Exchange Commission (which may be viewed on the SEC's website at http://www.sec.gov).

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